                                                                   EXHIBIT 99(b)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                     PRINCIPAL AMOUNT:
NO.                          CUSIP No. 59018 SU 36                   $35,550,000


                           MERRILL LYNCH & CO., INC.
                               MEDIUM-TERM NOTE,
                                    SERIES B
              1.5% Principal Protected Notes due December 15, 2005
       (Linked to the performance of the Dow Jones EURO STOXX 50SM INDEX)


     MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay and discharge each Note evidenced hereby on December 15, 2005 (the "Maturity Date") by delivering to CEDE & CO., or registered assigns with respect to the principal amount hereof, THIRTY-FIVE MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS ($35,550,000), an amount in U.S. dollars equal to the greater of (1) Par plus accrued but unpaid interest or (2) Parity as calculated on the applicable Determination Date), as such terms are defined below, and determined in accordance with the provisions set forth below, and to pay interest on the principal amount hereof from December 3, 1998, or from the most recent date in respect of which interest has been paid or duly provided for, semiannually in arrears on June 15 and December 15, in each year (each an "Interest Payment Date"), commencing June 15, 1999, at the rate of 1.5% per annum (the "Interest Rate"), until the principal amount is paid or duly made available for payment. The Notes will be issued in denominations of U.S.$1,000 and integral multiples thereof. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture.

     For purposes of calculating redemption at maturity of this Note, the Determination Date shall be the fifth scheduled Trading Day preceding the Maturity Date or, if there is a Market Disruption Event on such day, the Determination Date will be the immediately succeeding Trading Day on which no Market Disruption Event shall have occurred; provided that the Determination Date will be no later than the third Trading Day preceding the Maturity Date, notwithstanding the occurrence of a Market Disruption Event on such Trading Day.

     Payment of interest and the amounts payable at maturity or upon redemption (as described below) with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company shall, or shall cause the Calculation Agent to, deliver U.S. Dollars to the Trustee for delivery to the Holder of this Note in respect of such payments.

     On any Business Day prior to the fifth scheduled Trading Day preceding the Maturity Date, the Holder of this Note may redeem this Note for Parity (the "Holder's Optional Redemption"); provided that the Holder of this Note may not redeem this Note at its option if (i) the Company has exercised the Company's Optional Redemption or (ii) Par is greater than or equal to Parity. The Holder must provide a written Official Notice (in the form of Annex A attached hereto) to the Company of its intention to exercise its redemption right. The Official Notice must be received by the Company by 4:00 P.M. New York time on a Business Day to be effective on such Business Day. If such notice is received after 4:00 P.M. New York time on any Business Day or on a day that is not a Business Day, such notice shall be effective on the next day that is a Business Day. For the purposes of calculating Parity with respect to the Holder's Optional Redemption, the Determination Date shall be the second Trading Day immediately following effective notice to the Company of such Holder's Optional Redemption; provided, however, that if a Market Disruption Event should occur on such second Trading Day, then the Determination Date shall be the next succeeding Trading Day on which no Market Disruption Event shall have occurred; and provided, further, that if (i) a Market Disruption Event shall have occurred for two consecutive Trading Days or (ii) on the applicable Determination Date, Parity is less than or equal to Par, the notice shall lapse and be of no effect and the Holder shall provide a new Official Notice to the Company if it intends to exercise its redemption right at any time after such lapse. On the third Business Day following the applicable Determination Date, or on such other day as agreed to between the Company and the Holder hereof in writing, the Company shall pay an amount equal to Parity to the Holder upon delivery to the Company of this Note (or that portion hereof to be redeemed).

     On any Business Day on or after December 15, 2001 (the "Call Period"), the Company, in its sole discretion, may elect to call the Notes in whole but not in part (the "Company's Optional Redemption") at the greater of (i) Par plus accrued but unpaid interest on the Notes or (ii) Parity by giving notice or causing notice to be given at least 15 (but no more than 30) Business Days prior to the intended Call Date (as defined below) (the "Call Notice Date") to the Holders of the Notes and to the Trustee on any Business Day during the Call Period. For the purposes of calculating Parity with respect to the Company's Optional Redemption, the Determination Date shall be the next succeeding Trading Day on which no Market Disruption Event shall have occurred following the Call Notice Date. The "Call Date" means the date on which payment with respect to the Notes is made by the Company to the Holders of the Notes upon delivery of the Notes by the Holders thereof.

     As used herein:

     "Par" is $1,000 (the "Issue Price").

     "Parity" means the product of (A) the Issue Price multiplied by (B) a fraction, the numerator of which is the Closing USD Index Value, as determined on the Determination Date, and the denominator of which is the Benchmark USD Index Value (as such terms are defined herein). For purposes of redemption at maturity, the Determination Date will be the fifth scheduled Trading Day preceding the Maturity Date, subject to certain Market Disruption Events (as defined herein).

     "Benchmark USD Index Value" is $4,661.

     "Index" means the Dow Jones EURO STOXX 50sm, which is a capitalization-weighted index of 50 European blue chip stocks from those countries participating in the European Monetary Union stated in ECU initially, and after the introduction of the euro pursuant to the Treaty (as defined herein), in euro, and calculated on a price-return basis. The value of the Index is available under the Bloomberg L.P. symbol "SX5E Index Go."

     "Treaty" means the Treaty establishing the European Community, as amended by the Treaty on European Union.

     "Closing Index Value" for any Trading Day shall be the value of the Index at the close of the Frankfurt Stock Exchange ("FSE") as determined by STOXX Ltd. ("STOXX").

     "Noon Buying Rate" means the rate of U.S. dollars equivalent to one ECU (and after the introduction of the euro pursuant to the Treaty, one euro) for the applicable Trading Day as announced by the Federal Reserve Bank of New York for customs purposes as the rate in the City of New York for cable transfers in foreign currencies.

     "Closing USD Index Value" means the product on any specified Trading Day (the same day for the determination of both such amounts) of the Closing Index Value multiplied by the Noon Buying Rate.

     "Determination Date" means the date as set forth herein with respect to redemption at maturity (or in the event of acceleration hereof), the Holder's Optional Redemption and the Company's Optional Redemption.

     "Trading Day" means a day on which trading is generally conducted (i) on the FSE or its successors and (ii) on at least one exchange on which futures or options contracts related to the Index are traded, other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time, as determined by the Calculation Agent.

     "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

     "Market Disruption Event" means either of the following events as determined by the Calculation Agent:

          (a) the suspension or material limitation as determined by the Calculation Agent for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange, in 20% or more, by weight, of the Underlying Securities comprising the Index; or

          (b) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index or options on such futures contracts, which are traded on any major exchange or (B) option contracts related to the Index which are traded on any major exchange.

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     "Calculation Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated (including any successor thereto). All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

DISCONTINUANCE OF THE INDEX; ADJUSTMENTS TO THE INDEX

     If STOXX discontinues publication of the Index and STOXX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by STOXX or such other entity for the Index.

     Upon any selection by the Calculation Agent of a Successor Index, the Company will cause written notice thereof to be furnished to the holder of this Note.

     If STOXX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published, the value to be substituted for the value of the Index for use in calculating the Closing Index Value or Closing USD Index Value at any time will be a value computed by the Calculation Agent in accordance with the procedures last used to calculate the value of the Index prior to such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the value of the Index, such Successor Index or value shall be substituted for the value of the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone.

     If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Closing USD Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

GENERAL

     Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of October 1, 1993, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

     The Notes are issuable only in registered form without coupons in denominations, unless otherwise specified above, of $1,000 and integral multiples thereof. References to payment "per Note" refer to each $1,000 principal amount of this Note. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     This Note is not subject to any sinking fund.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that in case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes will be determined by the Calculation Agent and will be equal to the greater of (i) Par plus accrued but unpaid interest to but not including the date of acceleration or (ii) Parity, calculated as though the date of early repayment were the stated maturity date of the Notes.

     In case of default in payment of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 1.5% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest on, and such amounts as are payable upon redemption or at maturity (as described above) with respect to, this Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: December 3, 1998

CERTIFICATE OF AUTHENTICATION                                                   Merrill Lynch & Co., Inc.

This is one of the Securities of the series designated therein [Copy of Seal] referred to in the within-mentioned Indenture.

The Chase Manhattan Bank, as Trustee                                            By:
                                                                                        Treasurer
By:                                                                             Attest:
      Authorized Officer                                                                Secretary

                                                                         ANNEX A

                                OFFICIAL NOTICE

                                     Dated:  [On or after December 3, 1998]
                                     --------------------------------------


Merrill Lynch & Co., Inc.
World Financial Center
South Tower, 5th Floor
New York, New York 10080-6105
Attn: Debt Administration
Fax: 212-236-3865


Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent
World Financial Center
North Tower, 5th Floor
New York, New York 10281-1305
Attn: Operations
Fax: 212-449-2697

Dear Sirs:

     The undersigned Holder of the Medium Term Notes, Series B, 1.5% Principal Protected Notes due December 15, 2005 (Linked to the performance of Dow Jones EURO STOXX 50sm Index) of Merrill Lynch & Co., Inc. (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 4:00 P.M. on any Business Day or on a day that is not a Business Day, as of the next Business Day) the Holder's Optional Redemption as described in Pricing Supplement dated November 24, 1998 (the "Pricing Supplement") to the Prospectus Supplement and Prospectus dated July 30, 1998. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated. The Company will deliver a cash amount equal to Parity, subject to certain conditions set forth in the Pricing Supplement, on the third Business Day after the Determination Date with respect to the Holder's exercise of this Holder's Optional Redemption. The Holder acknowledges that this Official Notice will lapse and be of no effect if, with respect to the Determination Date in connection with the calculation of Parity, (i) a Market Disruption Event shall have occurred for two consecutive Trading Days or (ii) on the applicable Determination Date, Parity is less than or equal to Par.

                              Very truly yours,

                              -----------------------------------------
                               [Name of Holder]

                               By:
                                  -------------------------------------
                                  [Title]


                               ----------------------------------------
                                  [Fax No.]

                               $
                               ----------------------------------------
                               Principal Amount of Notes
                               to be surrendered for redemption

Receipt of the above Official
Notice is hereby acknowledged

MERRILL LYNCH & CO., INC., as Issuer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Calculation Agent

BY: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
    as Calculation Agent

BY:
   ----------------------------------------
   TITLE:

Date and time of acknowledgement
                                 ----------

                            ASSIGNMENT/TRANSFER FORM
                            ------------------------

        FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: _____________________

                         NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.